Exhibit 10.2
[FORM]
EAGLE ROCK ENERGY PARTNERS
LONG-TERM INCENTIVE PLAN
RESTRICTED UNIT AGREEMENT
FOR
OFFICERS
     This Restricted Unit Agreement (this “Agreement”) is made and entered into by and between EAGLE ROCK ENERGY G&P, LLC, a Delaware limited liability company (the “Company”), and                                            (the “Officer”). This Agreement is entered into as of the ___ day of                                           , 200___ (the “Date of Grant”). Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan (as defined below), unless the context requires otherwise.
WITNESSETH:
     WHEREAS, the Company has adopted the EAGLE ROCK ENERGY PARTNERS LONG-TERM INCENTIVE PLAN (the “Plan”) to attract, retain and motivate employees, officers, directors and consultants; and
     WHEREAS, the Board of Directors of the Company (the “Board”) has authorized the grant to employees and officers of restricted units of EAGLE ROCK ENERGY PARTNERS, L.P., a Delaware limited partnership (the “Partnership”), as part of their compensation for services performed for the Company, the Partnership, or any other entity which is an affiliate (within the meaning of such term under the Exchange Act and the rules promulgated thereunder) of the foregoing entities (collectively, the “Partnership Entities”).
     NOW, THEREFORE, in consideration of the Officer’s agreement to provide or to continue providing services to the Partnership Entities, the Officer and the Company agree as follows:
     SECTION 1. Grant.
     The Company hereby grants to the Officer as of the Date of Grant an award of                      Units, subject to the terms and conditions set forth in the Plan, which is incorporated herein by reference, and in this Agreement, including, without limitation, those restrictions described in Section 2 (the “Restricted Units”).
     SECTION 2. Restricted Units.
     The Restricted Units are restricted in that they may be forfeited to the Company and in that they may not, except as otherwise provided in Section 5, be transferred or otherwise disposed of by the Officer until such restrictions are removed or expire as described in Section 4 of this Agreement. The Company shall issue in the Officer’s name the Restricted Units and shall retain the Restricted Units until the restrictions on such Restricted Units expire or until the Restricted Units are forfeited as described in Section 4 of this Agreement. The Officer agrees that the Company will hold the Restricted Units pursuant to the terms of this Agreement until such time as the Restricted Units are either delivered to the Officer or forfeited pursuant to this Agreement.
     SECTION 3. Rights of Officer; Unit Distribution Rights.
     Effective as of the Date of Grant, the Officer shall be treated for all purposes as a Unit holder with respect to all of the Restricted Units granted to him pursuant to Section 1 (except that the Officer shall not be treated as the owner of the Units for federal income tax purposes until the Restricted Units vest (unless the Officer makes an election under section 83(b) of the Code, in which case the Officer shall be treated as the owner of the Units for all purposes on the Date of Grant)) and shall, except as provided herein, have all of the rights and obligations of a unit holder with respect to all such Restricted Units, including any right to vote with respect to such Restricted Units and to receive any UDRs thereon if, as, and when declared and paid by the Partnership, including, without limitation, any UDRs consisting of the distribution of special purchase or other rights, such as pursuant to the contemplated rights offering in connection with the Natural Gas Partners transaction currently anticipated to occur in 2010. Notwithstanding the preceding provisions of this Section 3, the Restricted Units shall be subject to the restrictions described herein, including, without limitation, those described in Section 2.
     SECTION 4. Forfeiture and Expiration of Restrictions.
     (a) Vesting Schedule. Subject to the terms and conditions of this Agreement, the restrictions described in Section 2 shall lapse and the Restricted Units shall become vested and nonforfeitable (“Vested Units”), provided the Officer has continuously provided services to the Partnership Entities, without interruption, from the Date of Grant through each applicable vesting date (each, a “Vesting Date”), in accordance with the following schedule:

Vesting Date	Cumulative Vested Percentage
On November 15, 2010	33%
On November 15, 2011	66%
On November 15, 2012	100%
     (b) Termination of Service.
     (i) Termination For Cause or Without Good Reason. If, at any time prior to the final Vesting Date, the Officer ceases providing services to the Partnership Entities by reason of the Officer’s voluntary termination of service without Good Reason or if the Officer’s service relationship is terminated by a Partnership Entity for Cause, then all Restricted Units granted pursuant to this Agreement that have not yet vested as of the date of the Officer’s termination shall become null and void as of the date of such termination, shall be forfeited to the Company and the Officer shall cease to have any rights with respect thereto; provided, however, that the portion, if any, of the Restricted

Units for which forfeiture restrictions have lapsed as of the Officer’s date of termination shall survive.
     (ii) Termination due to Death or Disability. If, at any time prior to the final Vesting Date, the Officer ceases providing services to the Partnership Entities by reason of the Officer’s death or Disability, then all Restricted Units granted pursuant to this Agreement that remain unvested as of the date of the Officer’s termination shall immediately become fully vested and nonforfeitable as of the date of such termination.
     (iii) Termination Without Cause or For Good Reason. If, at any time prior to the final Vesting Date, the Officer ceases providing services to the Partnership Entities by reason of a termination of the Officer’s services by the Officer for Good Reason or by a Partnership Entity without Cause, then all Restricted Units granted pursuant to this Agreement that have not yet vested as of the date of the Officer’s termination shall become null and void as of the date of such termination, shall be forfeited to the Company and the Officer shall cease to have any rights with respect thereto; provided, that, the Committee, in its sole and absolute discretion, may decide to vest all or any portion of the Restricted Units granted pursuant to this Agreement that remain unvested as of the date of the Officer’s termination. The portion of the Restricted Units, if any, for which restrictions do not lapse in accordance with the foregoing shall become null and void as of the date of termination; provided, that the portion, if any, of the Restricted Units for which forfeiture restrictions lapse as of the date of termination shall survive.
     (c) Termination Following a Change of Control. In the event of termination of the Officer’s service relationship with the Partnership Entities by the Officer for Good Reason or by a Partnership Entity without Cause, in either case within 2 years following a Change of Control and prior to the final Vesting Date, all restrictions described in Section 2 shall lapse and all Restricted Units granted pursuant to this Agreement shall become immediately vested and nonforfeitable.
     (d) Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:
     (i) Cause. The term “Cause” means a determination made in good faith by two-thirds (2/3) of the Board that the Officer (A) willfully and continually failed to substantially perform the Officer’s duties with the Partnership Entities (other than a failure resulting from the Officer’s incapacity due to physical or mental illness) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Officer specifying the manner in which the Officer has failed to substantially perform or (B) willfully engaged in conduct which is demonstrably and materially injurious to the Partnership Entities, monetarily or otherwise; provided, however, that no termination of the Officer’s services shall be for Cause as set forth in clause (B) above until (1) there shall have been delivered to the Officer a copy of a written notice setting forth that the Officer was guilty of the conduct described in clause (B) above and specifying the particulars thereof in detail and (2) the Officer shall have been provided an opportunity to be heard by the Board (with the assistance of the Officer’s counsel if the Officer so desires). No act or failure to act on the part of the Officer shall be considered “willful” unless the Officer has intentionally or deliberately acted or failed to act with knowledge that such action or failure to act was likely to be materially injurious to the Partnership Entities. Notwithstanding anything contained herein or in the Plan to the contrary, no failure to perform by the Officer after a notice of termination is given shall constitute Cause.
     (ii) Change of Control. The term “Change of Control” has the meaning given such term in the Plan; provided, however, that in no event will (1) the exercise, if any, by the Partnership of its option to acquire all of the issued and outstanding limited partner interests in Eagle Rock Energy GP, L.P. (“ERGP”) and membership interests in the Company, or any change resulting therefrom (the “GP Option”) or (2) the conversion of the Partnership into a corporation or a limited liability company, constitute a Change of Control for purposes of this Agreement; provided, further, that on and after the earlier to occur of (a) the exercise of the GP Option or (b) the conversion of the Partnership into a corporation or a limited liability company (in which case the term “Partnership” below shall refer to such converted entity and subclause (B) below shall cease to be applicable), the term “Change of Control” shall mean only the occurrence of one of the following:
          (A) the consummation of an agreement to acquire or a tender offer for beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any “person” or “group” (within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act) such that afterwards such person or group has 40% or more of either (1) the then outstanding common equity securities of the Partnership (the “Outstanding Equity”) or (2) the combined voting power of the then outstanding voting securities of the Partnership (the “Outstanding Voting Securities”); provided, however, that for purposes of this Section 4(d)(ii)(A), the following acquisitions shall not constitute a Change of Control: (a) any acquisition directly from the Partnership, (b) any acquisition by the Partnership, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Partnership or any of its Affiliates, (d) any acquisition by any entity pursuant to a transaction that complies with clauses (1), (2) or (3) of Section 4(d)(ii)(D) below, or (e) any acquisition by any member of the NGP Group unless, prior to such acquisition but following the Date of Grant, the aggregate ownership of members of the NGP Group has been reduced to less than 20% of both the Outstanding Equity and the Outstanding Voting Securities; or
          (B) the acquisition of beneficial ownership by any person or group of 40% or more of the combined voting power of the then outstanding voting securities of ERGP and/or the Company (the “ERGP/Company Outstanding Voting Securities”); provided, however, that for purposes of this Section 4(d)(ii)(B), the following acquisitions shall not constitute a Change of Control: (a) any acquisition by the Partnership or any of its subsidiaries, (b) any transaction that is subject to Section 4(d)(ii)(D) or (c) any acquisition of beneficial ownership of ERGP/Company Outstanding Voting Securities solely by virtue of an acquisition of Outstanding Equity or Outstanding Voting Securities; or
          (C) the limited partners of the Partnership approve, in one or a series of transactions, a plan of complete liquidation of the Partnership; or

          (D) consummation of a reorganization, merger or consolidation involving the Partnership or a sale or other disposition by the Partnership of all or substantially all of its assets or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination: (1) the Outstanding Equity and Outstanding Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities that represent or are convertible into more than 50% of, respectively, the then outstanding equity securities and the combined voting power of the then outstanding voting securities, as the case may be, of the entity resulting from such Business Combination or the resulting public parent thereof (including, without limitation, any entity that as a result of such transaction owns the Partnership, or all or substantially all of the assets of the Partnership either directly or through one or more subsidiaries), as the case may be, (2) no Person (excluding any employee benefit plan (or related trust) of the Partnership or the entity resulting from the Business Combination or the resulting public parent thereof, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding equity securities of the entity resulting from such Business Combination or the resulting public parent thereof, as the case may be, or the combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed with respect to the Partnership prior to the Business Combination, and (3) at least a majority of the members of the board of directors or similar governing entity of the entity resulting from such Business Combination or the resulting public parent thereof, as the case may be, were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; provided, however, subclauses (1) through (3) of this Section 4(d)(ii)(D) shall not apply if the entity resulting from the Business Combination or the resulting public parent thereof, as the case may be, is a limited partnership unless 100% of the combined voting power of the voting securities of the general partner thereof is owned, directly or indirectly, by such limited partnership; or
          (E) individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board. For these purposes, “Incumbent Board” means the portion of the Board constituted of the individuals who are members of the Board effective as of any Board reconstitution affected in connection with the GP Option (or, in the event of a conversion of the Partnership to a corporation or a limited liability company, as of any such conversion) and any individual who becomes a director after the such date and whose election or appointment by the Board was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened election contest or solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board.
     (iii) Disability. The term “Disability” means (A) a physical or mental impairment of sufficient severity that, in the opinion of the Board, the Officer is unable to continue performing the duties assigned to the Officer prior to such impairment or the Officer’s condition entitles the Officer to disability benefits under any insurance or employee benefit plan of any Partnership Entity in which the Officer participates, and (B)

the impairment or condition is cited by the employing Partnership Entity as the reason for the Officer’s termination.
     (iv) Good Reason. The term “Good Reason” means the occurrence of any of the following events or conditions: (A) a change in the Officer’s status, title, position or responsibilities (including reporting responsibilities) which represents a substantial reduction of the status, title, position or responsibilities as in effect immediately prior thereto, the assignment to the Officer of any duties or responsibilities that are inconsistent with such status, title, position or responsibilities, or any removal of the Officer from or failure to reappoint or reelect the Officer to any of such positions, except in connection with the termination of the Officer’s services for Cause, due to the Officer’s Disability or death, or by the Officer voluntarily without Good Reason, (B) a reduction in the Officer’s annual base salary, (C) a change in the geographic location at which the Officer must perform services (without the consent of the Officer) to a location more than thirty-five (35) miles from the location at which the Officer normally performs such services as of the Date of Grant, except for reasonably required business travel that is not materially greater than such travel requirements prior to the Date of Grant, (D) the failure by the Partnership Entities to continue in effect any material compensation or benefit plan in which the Officer was participating as of the Date of Grant or to provide the Officer with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect immediately prior to the Date of Grant (or as in effect following the Date of Grant, if greater), (E) any material breach by a Partnership Entity of any provision of the Plan or of any provision of the Officer’s employment agreement, if any, or (F) any purported termination of the Officer’s employment for Cause by a Partnership Entity that does not otherwise comply with the terms of the Plan, this Agreement or the Officer’s employment agreement, if any. In the case of the Officer’s allegation of Good Reason, (1) the Officer shall provide notice to the Committee of the event alleged to constitute Good Reason within 90 days of the occurrence of such event, and (2) the Partnership Entities shall have the opportunity to remedy the alleged Good Reason event within 30 days from receipt of notice of such allegation.
     SECTION 5. Limitations on Transfer.
     The Officer agrees that he shall not dispose of (meaning, without limitation, sell, transfer, pledge, exchange, hypothecate or otherwise dispose of) any Restricted Units hereby acquired prior to the applicable Vesting Dates, including pursuant to a domestic relations order issued by a court of competent jurisdiction, unless such transfer is expressly approved in writing by the Committee. Any attempted disposition of the Restricted Units in violation of the preceding sentence shall be null and void.
     SECTION 6. Nontransferability of Agreement.
     This Agreement and all rights under this Agreement shall not be transferable by the Officer other than by will or pursuant to applicable laws of descent and distribution. Any rights and privileges of the Officer in connection herewith shall not be transferred, assigned, pledged or hypothecated by the Officer or by any other person or persons, in any way, whether by operation of law, or otherwise, and shall not be subject to execution, attachment, garnishment or similar process. In the event of any such occurrence, the Restricted Units shall automatically be forfeited. Notwithstanding the foregoing, all or some of the Restricted Units or rights under this Agreement may be transferred if such transfer is approved in writing by the Committee.
     SECTION 7. Adjustment of Restricted Units.
     The number of Restricted Units granted to the Officer pursuant to this Agreement shall be adjusted to reflect distributions of the Partnership paid in Units, unit splits or other changes in the capital structure of the Partnership, all in accordance with the Plan. All provisions of this Agreement shall be applicable to such new or additional or different units or securities distributed or issued pursuant to the Plan to the same extent that such provisions are applicable to the Units with respect to which they were distributed or issued.
     SECTION 8. Delivery of Vested Units.
     Promptly following the expiration of the restrictions on the Restricted Units as contemplated in Section 4 of this Agreement, and subject to Section 9, the Company shall cause to be issued and delivered to the Officer or the Officer’s designee the number of Restricted Units as to which restrictions have lapsed, free of any restrictive legend relating to the lapsed restrictions, and shall pay to the Officer any previously unpaid UDRs distributed with respect to the Restricted Units. Neither the value of the Restricted Units nor the UDRs shall bear any interest owing to the passage of time.
     SECTION 9. Securities Act.
     The Company shall have the right, but not the obligation, to cause the Restricted Units to be registered under the appropriate rules and regulations of the SEC. The Company shall not be required to deliver any Units hereunder if, in the opinion of counsel for the Company, such delivery would violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations. By accepting this grant, the Officer agrees that any Units that the Officer may acquire upon vesting of this Award will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws.
     SECTION 10. Copy of Plan.
     By the execution of this Agreement, the Officer acknowledges receipt of a copy of the Plan. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, then such provision will be deemed to be modified to the minimum extent necessary to render it legal, valid and enforceable; and if such provision cannot be so modified, then this Agreement will be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties will be construed and enforced accordingly.
     SECTION 11. Notices.

     Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any such notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered or, whether actually received or not, on the third business day (on which banking institutions in the State of Texas are open) after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or the Officer may change at any time and from time to time by written notice to the other, the address which it or he previously specified for receiving notices. The Company and the Officer agree that any notices shall be given to the Company or to the Officer at the following addresses:

Company:	Eagle Rock Energy G&P, LLC
Attn: Charles Boettcher
P.O. Box 2968
Houston, Texas 77252-2968
Phone: (281) 408-1260
Fax: (281) 715-4142

Officer:	At the Officer’s current address as shown in the Company’s records.
     SECTION 12. General Provisions.
     (a) Administration. This Agreement shall at all times be subject to the terms and conditions of the Plan. The Committee shall have sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the Committee with respect thereto and with respect to this Agreement shall be final and binding upon the Officer and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.
     (b) Continuation of Service. This Agreement shall not be construed to confer upon the Officer any right to continue in the service of the Partnership Entities.
     (c) Governing Law. This Agreement shall be interpreted and administered under the laws of the State of Texas, without giving effect to any conflict of laws provisions.
     (d) Amendments. This Agreement may be amended only by a written agreement executed by the Company and the Officer, except that the Committee may unilaterally waive any conditions or rights under, amend any terms of, or alter this Agreement provided no such change (other than pursuant to Section 4(c) or 7(c) of the Plan) materially reduces the rights or benefits of the Officer with respect to the Restricted Units without his consent.
     (e) Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and upon any person lawfully claiming under the Officer.

     (f) Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to this subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Restricted Units granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.
     (g) No Liability for Good Faith Determinations. Neither the Partnership Entities, nor the members of the Committee or the Board shall be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Units granted hereunder.
     (h) No Guarantee of Interests. The Board and the Partnership Entities do not guarantee the Units from loss or depreciation.
     (i) Withholding Taxes. To the extent that the grant or vesting of a Restricted Unit or distribution thereon results in the receipt of compensation by the Officer with respect to which any Partnership Entity has a tax withholding obligation pursuant to applicable law, unless other arrangements have been made by the Officer that are acceptable to such Partnership Entity, the Officer shall deliver to the Partnership Entity such amount of money as the Partnership Entity may require to meet its withholding obligations under applicable law. No issuance of an unrestricted Unit shall be made pursuant to this Agreement until the Officer has paid or made arrangements approved by the Partnership Entity to satisfy in full the applicable tax withholding requirements of the Partnership Entity with respect to such event.
     (j) Insider Trading Policy. The terms of the Company’s Insider Trading Policy with respect to Units are incorporated herein by reference.
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     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized, and the Officer has set his hand as to the date and year first above written.

EAGLE ROCK ENERGY G&P, LLC
By:
Name:
Title:

Officer

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